Exhibit 99.1

NEWS RELEASE for July 12, 2006
Contact:

Allen & Caron Inc
Michael Lucarelli (investors)	Len Hall (media)
212-691-8087	949-474-4300
m.lucarelli@allencaron.com	len@allencaron.com

DIGITAL ANGEL FORMS SPECIAL COMMITTEE OF BOARD OF DIRECTORS
TO CONSIDER STRATEGIC ALTERNATIVES TO IMPROVE ITS CAPITAL STRUCTURE
AND MAXIMIZE SHAREHOLDER VALUE

SO. ST. PAUL, MN (July 12, 2006) … Digital Angel Corporation (Amex: DOC), an advanced technology company in the field of rapid and accurate identification, location tracking, and condition monitoring of high-value assets, announced today the formation of a Special Committee of its Board of Directors to consider strategic alternatives to improve its capital structure and maximize shareholder value through growth and other strategic opportunities.

The Special Committee will include all independent directors and is charged with the responsibility of interviewing and hiring strategic advisors/investment bankers, reviewing strategic alternatives and pursuing those alternatives that it deems most advantageous for the company.

 “We believe that the current valuation of Digital Angel does not reflect the significant progress we have made across our business units,” said Digital Angel President and CEO Kevin N. McGrath. “As a result, we feel it is prudent to consider strategic alternatives at this time to improve our capital structure, outline growth opportunities and enhance shareholder value. The best method to do this is to appoint an independent committee (all Board members other than myself and our Chairman, Scott R. Silverman) chaired by Michael S. Zarriello. Mr. Zarriello’s extensive background in finance and investment banking clearly qualifies him to lead this charge.”

Mr. Zarriello has been a Director of Digital Angel since 2003. He is currently a Senior Vice President and Chief Financial Officer of Scottsdale, AZ-based Rural/Metro Corporation. He is a former Senior Managing Director of Jesup & Lamont Securities Corporation and President of Jesup & Lamont Merchant Partners LLC. Prior to that, he was a Managing Director-Principal of Bear Stearns & Co. Before that he was Chief Financial Officer of United States Leather Holdings, Inc. and Chief Financial Officer of Avon Products, Inc., Healthcare Division.

About Digital Angel Corporation

Digital Angel Corporation develops and deploys sensor and communications technologies that enable rapid and accurate identification, location tracking, and condition monitoring of high-value assets. Applications for the Company’s products include identification and monitoring of humans, pets, fish, poultry and livestock through its

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DIGITAL ANGEL FORMS SPECIAL COMMITTEE TO CONSIDER ALTERNATIVES

patented implantable microchips; location tracking and message monitoring of vehicles and aircraft in remote locations through systems that integrate GPS and geosynchronous satellite communications; and monitoring of asset conditions such as temperature and movement, through advanced miniature sensors.

Digital Angel Corporation is majority-owned by Applied Digital Inc. (Nasdaq:ADSX). For more information about Digital Angel, please visit www.DigitalAngelCorp.com.

The statements in this press release that are not strictly historical, are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbors created by these sections. The forward-looking statements are subject to risks and uncertainties and the actual results that the Company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to, that Applied Digital Inc. owns 55.4% of the Company’s common stock, that new accounting pronouncements regarding expensing of share based compensation may impact the Company’s future results of operations, the Company may continue to incur net losses, infringement by third parties on the Company’s intellectual property or development of substantially equivalent proprietary technology by the Company’s competitors could negatively impact the Company’s business, domestic and foreign government regulation and other factors could impair the Company’s ability to develop and sell its  products in certain markets, the Company relies on sales to government contractors for its animal identification and search and rescue beacon products, and any decline in the demand by these customers for such  products could negatively affect the Company’s business, the Company depends on a single production arrangement for its patented syringe-injectable microchips, and the loss of or any significant reduction in the production could have an adverse effect on the Company’s business, technological change could cause the Company’s products to become obsolete, the loss of one of the Company’s principal customers could negatively impact the Company’s net revenue, the Company’s earnings will decline if the Company writes off goodwill and other intangible assets, options and warrants outstanding and available for issuance may adversely affect the market price of the Company’s common stock, currency exchange rate fluctuations could have an adverse effect on the Company’s sales and financial results, the Company depends on a small team of senior management. A detailed statement of risks and uncertainties is contained in the Company’s reports to the Securities and Exchange Commission, including in particular the Company’s Form 10-K for the fiscal year ended December 31, 2005. Investors and stockholders are urged to read this document carefully. The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this release will be met, and investors should understand the risks of investing solely due to such projections. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

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